Page 1 of 3                                                                           March 20, 2002

                                                  Quarterly Servicer's Certificate
                                        (to be delivered pursuant to Section 4.01(d)(ii) of
                           the Transition Property Servicing Agreement on or before each Remittance Date)

                                          Southern California Edison Company, as Servicer
---------------------------------------------------------------------------------------------------------------------------------------------
                                CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK SPECIAL PURPOSE TRUST
                                                                    SCE-1
---------------------------------------------------------------------------------------------------------------------------------------------

Pursuant to the Transition Property Servicing Agreement dated as of December 11, 1997 (the "Transition Property Servicing Agreement")
between Southern California Edison Company, as Servicer, and SCE Funding LLC, as Note Issuer, the Servicer does hereby certify as follows:

------------------------------------------------------------------------------------------------------------------------------------
                                      Collection Periods: December 2001 through February 2002
------------------------------------------------------------------------------------------------------------------------------------
                                                 Distribution Date: March 25, 2002
                                                             Unaudited

         Capitalized terms used in this Quarterly Servicer's Certificate have their respective meanings set forth in the Transition
Property Servicing Agreement.

         In WITNESS WHEREOF, the undersigned has duly executed and delivered this Quarterly Servicer's Certificate this 21ST day of March,
2002.

                                    SOUTHERN CALIFORNIA EDISON COMPANY, as Servicer

                                            By:      Mary C. Simpson
                                                     ---------------------------------------------
                                                     Mary C. Simpson
                                            Title:   Assistant Treasurer

1.   Distribution of Principal per $1,000 of Original Principal Amount
                                                                                         Principal Payment
                                                                                           per $1,000 of
                                                                                        Original Principal
                               Original Principal              Principal Payment              Amount
                                       (A)                            (B)                 (B /A x 1,000)
------------------------------------------------------------------------------------------------------------------------------------

     a.  Class A-1           $      246,300,000.00      $                 -       $                    -
     b.  Class A-2                  307,251,868.00                        -                            -
     c.  Class A-3                  247,840,798.00                        -                            -
     d.  Class A-4                  246,030,125.00              62,222,791.00                        252.90720395
     e.  Class A-5                  360,644,658.00                        -                            -
     f.  Class A-6                  739,988,148.00                        -                            -
     g.  Class A-7                  314,944,403.00                        -                            -

2.   Distribution of Interest per $1,000 of Original Principal Amount
                                                                                       Interest Payment per
                                                                                        $1,000 of Original
                               Original Principal              Interest Payment          Principal Amount
                                       (A)                            (B)                 (B / A x 1,000)
------------------------------------------------------------------------------------------------------------------------------------

     a.  Class A-1           $      246,300,000.00            $           -               $            -
     b.  Class A-2                  307,251,868.00                        -                            -
     c.  Class A-3                  247,840,798.00                        -                            -
     d.  Class A-4                  246,030,125.00                  967,564.40                3.93270702
     e.  Class A-5                  360,644,658.00                5,662,121.13               15.70000000
     f.  Class A-6                  739,988,148.00               11,802,810.96               15.95000000
     g.  Class A-7                  314,944,403.00                5,054,857.67               16.05000001

Page 2 of 3                                                                           March 20, 2002

                                                  Quarterly Servicer's Certificate
                                        (to be delivered pursuant to Section 4.01(d)(ii) of
                           the Transition Property Servicing Agreement on or before each Remittance Date)

                                          Southern California Edison Company, as Servicer
---------------------------------------------------------------------------------------------------------------------------------------------
                                CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK SPECIAL PURPOSE TRUST
                                                                    SCE-1
---------------------------------------------------------------------------------------------------------------------------------------------

Pursuant to the Transition Property Servicing Agreement dated as of December 11, 1997 (the "Transition Property Servicing Agreement")
between Southern California Edison Company, as Servicer, and SCE Funding LLC, as Note Issuer, the Servicer does hereby certify as follows:

------------------------------------------------------------------------------------------------------------------------------------
                                      Collection Periods: December 2001 through February 2002
------------------------------------------------------------------------------------------------------------------------------------
                                                 Distribution Date: March 25, 2002

3.   As of this Payment Date
     a.  Required Overcollateralization Level                                                 $      5,233,875.00
     b.  Required Capital Level                                                                     12,215,000.00
     c.  Outstanding principal balance of Series 1997-1 Notes
         i.   prior to giving effect to any payments made on this Payment Date                   1,477,800,000.00
         ii.  per Expected Amortization Schedule                                                 1,415,577,209.00

4.   Amounts available for distribution this Payment Date:
     a.  Remittances for December 2001 Collection Period                                      $     24,459,122.50
     b.  Remittances for January 2002 Collection Period                                             27,533,341.97
     c.  Remittances for February 2002 Collection Period                                            27,709,022.36
     d.  Net Earnings on Collection Account                                                            349,657.93
     e.  General Subaccount Balance (sum of a through d above)                                      80,051,144.77
     f.  Reserve Subaccount Balance                                                                          -
     g.  Overcollateralization Subaccount Balance                                                            -
     h.  Capital Subaccount Balance                                                                 11,309,260.47
     i.  Collection Account Balance (sum of e through h above)                                      91,360,405.24

5.   Distribution of amounts remitted:
     a.  Note, Delaware, Certificate Trustee Fees                                             $          1,083.33
     b.  Servicing Fees                                                                                923,625.00
     c.  Quarterly Administration Fees                                                                  25,000.00
     d.  Operating Expenses (up to a maximum of $100,000.00)                                            20,125.00
     e.  Quarterly Interest                                                                         23,487,354.16
     f.  Principal Due and Payable                                                                           -
     g.  Quarterly Principal                                                                        62,222,791.00
     h.  Operating Expenses in excess of those in d above                                                    -
     i.  Deposit to Overcollateralization Subaccount (up to required level)                                  -
     j.  Deposit to Capital Subaccount (up to required level)                                                -
     k.  Released to the Note Issuer: Net earnings on Collection Account                                     -
     l.  Released to the Note Issuer upon Series retirement: Overcollateralization Subaccount                -
     m.  Released to the Note Issuer upon Series retirement: Capital Subaccount Balance                      -
     n.  Deposit to Reserve Account                                                                          -
     o.  Released to Note Issuer upon Series Retirement: Collection Account                                  -
                                                                                              --------------------
         TOTAL                                                                                $     86,679,978.49
                                                                                              ===================

6.   For this Payment Date
     a.  Withdrawal, if any, from Reserve Subaccount (including $11,086.67 in net earnings)   $         11,086.67
     b.  Withdrawal, if any, from Overcollateralization Subaccount (including
         $7,180.20 in net earnings)                                                                      7,180.20
     c.  Withdrawal, if any, from Capital Subaccount (including $57,740.17 in net earnings)          6,686,573.89

Page 3 of 3                                                                           March 20, 2002

                                                  Quarterly Servicer's Certificate
                                        (to be delivered pursuant to Section 4.01(d)(ii) of
                           the Transition Property Servicing Agreement on or before each Remittance Date)

                                          Southern California Edison Company, as Servicer
---------------------------------------------------------------------------------------------------------------------------------------------
                                CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK SPECIAL PURPOSE TRUST
                                                                    SCE-1
---------------------------------------------------------------------------------------------------------------------------------------------

Pursuant to the Transition Property Servicing Agreement dated as of December 11, 1997 (the "Transition Property Servicing Agreement")
between Southern California Edison Company, as Servicer, and SCE Funding LLC, as Note Issuer, the Servicer does hereby certify as follows:

                                      Collection Periods: December 2001 through February 2002
                                                 Distribution Date: March 25, 2002

7.   For this Payment Date
     a.  Current Payment Date                               March 25, 2002
     b.  Prior Payment Date*                             December 25, 2001
     c.  30/360 Days in Interest Accrual Period (a-b)                   90

8.   Interest due and payable as of this Payment Date

                            Principal Amount
                          (before giving effect                             Interest Due
                            to any payments)     Note Interest Rate        for this Period          Interest Paid
                                   (A)                   (B)              (A x B x 7c /360)         this Period
--------------------------------------------------------------------------------------------------------------------------------------------

     a.  Class A-1         $             -             5.98%             $           -            $          -
     b.  Class A-2                       -             6.14%                         -                       -
     c.  Class A-3                       -             6.17%                         -                       -
     d.  Class A-4              62,222,791.00          6.22%                   967,564.40              967,564.40
     e.  Class A-5             360,644,658.00          6.28%                 5,662,121.13            5,662,121.13
     f.  Class A-6             739,988,148.00          6.38%                11,802,810.96           11,802,810.96
     g.  Class A-7             314,944,403.00          6.42%                 5,054,857.67            5,054,857.67

9.   Principal amount as of this Payment Date
                                                                                                 Difference Between
                                                                                                     Outstanding
                                                                                                  Principal Amount
                            Principal Amount                              Principal Amount        and Amount Shown
                          (before giving effect                        (after giving effect to       on Expected
                            to any payments)      Principal Payment         any payments)           Amortization
                                   (A)                   (B)                    (A-B)                 Schedule
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     a.  Class A-1         $             -         $          -        $             -           $           -
     b.  Class A-2                       -                    -                      -                       -
     c.  Class A-3                       -                    -                      -                       -
     d.  Class A-4              62,222,791.00        62,222,791.00                   -                       -
     e.  Class A-5             360,644,658.00                 -            360,644,658.00                    -
     f.  Class A-6             739,988,148.00                 -            739,988,148.00                    -
     g.  Class A-7             314,944,403.00                 -            314,944,403.00                    -
                                                                       ------------------
                                                              Total     $1,415,577,209.00
                                                                        -----------------
         Projected outstanding balance of Series 1997-1                 $1,415,577,209.00

10.  Ending balance this Payment Date:
     a.  Reserve Subaccount                        $           -
     b.  Overcollateralization Subaccount                      -
     c.  Capital Subaccount                            4,680,426.75

* or Series issuance Date in the case of the first payment date.